UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2026

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File number)	Identification No.)

40 Manning Road

Billerica, MA 01821

(Address of principal executive offices) (Zip Code)

(978) 663-3660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	BRKR	The Nasdaq Global Select Market
6.375% Mandatory Convertible Preferred Stock, Series A, $0.01 par value per share	BRKRP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously announced, effective July 1, 2026 (the “Effective Date”), Bruker Corporation (the “Company”) completed a reorganization of its reportable segments to streamline its organizational structure and further facilitate decision making, accountability, customer focus, and innovation. Prior to the Effective Date, the Company had the following four reportable segments: (i) Bruker Scientific Instruments (“BSI”) BioSpin, (ii) BSI CALID (Chemicals, Applied Markets, Life Science, In Vitro Diagnostics, Detection), (iii) BSI NANO, and (iv) Bruker Energy & Supercon Technologies (“BEST”).

As a result of this reorganization, as of the Effective Date, the Company’s reportable segments consist of the following four reportable segments:

•
BSI BIOS, consisting of:
o
The BioSpin division, which combines the former Magnetic Resonance Spectroscopy, Preclinical Imaging, Biopharma and Applied Services, and Services and Lifecycle Support divisions, all of which were previously part of the former BSI BioSpin segment;
o
The SciY (formerly Integrated Data Solutions) division, previously part of the former BSI BioSpin segment;
o
The Chemspeed Technologies (“CST”) (formerly Automation) division, previously part of the former BSI BioSpin segment;
o
The Daltonics division (formerly Bruker Life Sciences Mass Spectrometry and Bruker Applied Mass Spectrometry), previously part of the former BSI CALID (Chemicals, Applied Markets, Life Science, In Vitro Diagnostics, Detection) segment;
o
The Optics division, previously part of the former BSI CALID segment; and
o
The Mimetas division, a new division formed during the third quarter of 2026 following the acquisition of a majority interest in Mimetas B.V.
•
BSI Microbiology and Infection Diagnostics (“BMID”), consisting of the Microbiology, Molecular Diagnostics, and Biomedical Systems divisions, which were previously part of the former BSI CALID segment.
•
BSI NANO, for which no changes were made to the reportable segment structure in connection with the reorganization.
•
BEST, for which no changes were made to the reportable segment structure in connection with the reorganization.

For information purposes and to provide investors with historical information on a basis consistent with its new reporting structure, the Company has provided recast reportable segment information that conforms to the new reporting structure. This reportable operating segment realignment did not impact the Company’s historical consolidated results of operations, financial position or cash flows.

Attached as Exhibit 99.1 and incorporated by reference in this Item 8.01 are schedules containing recast reportable segment information for the years ended December 31, 2025 and 2024, the three months ended March 31, 2025 and 2026, the three and six months ended June 30, 2025 and 2026, and the three and nine months ended September 30, 2025. The recast information has been derived from, and should be read in conjunction with, the Company's previously filed Annual Reports on Form 10-K for the years ended December 31, 2025 and 2024, and Quarterly Reports on Form 10-Q for the periods ended March 31, 2025 and 2026, June 30, 2025 and 2026, and September 30, 2025, in which the corresponding financial information was originally reported.

As noted above, the segment changes and supplemental disclosures discussed above have no impact on the Company’s historical consolidated results of operations, financial position or cash flows. The recast financial information contained in Exhibit 99.1 does not represent a restatement of the Company’s previously issued financial statements.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	Number	Description

	99.1	Recast segment information of Bruker Corporation
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION (Registrant)

Date: November 5, 2026	By:	/s/ THOMAS M. BURES
Thomas M. Bures
Chief Accounting Officer